FOR IMMEDIATE RELEASE

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES ANNOUNCES
2012 FIRST QUARTER FINANCIAL RESULTS

Continues to Optimize Product Mix to Maximize Results

Construction of the New Coking Facility to be Completed by 2011 Year-End

PINGDINGSHAN, China – November 9, 2011 - SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq:SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced its financial results for the 2012 first quarter ended September 30, 2011.

First Quarter 2012 vs. First Quarter 2011
•
Revenue increased by 70.3% to $22,151,334 from $13,008,462, due to an increase in all product categories in terms of both sales volumes and selling prices except for the slight decrease in the raw coal sales volume.

•	Revenue from the sale of coal products increased by 191% to approximately $11,303,713 and comprised 51% of total revenues as compared to 30% of total revenues in last year’s first quarter.
o	Total metric tons of coal products sold increased by 59% to 84,085 metric tons.
o
Raw coal revenue rose 13% due to a 28% increase in average selling prices and despite the slight decrease in raw coal sales volume.  We were unable to produce or purchase sufficient raw coal to sell as a result of the mining moratorium.

o	Washed coal revenue increased 579% due to a 23% increase in average selling prices and increased volume.
o	Coal tar revenue increased 69% due to a 6% increase in average selling prices and increased volume.
•	Revenue from the sale of coke products increased by 19% to approximately $10,847,621 and comprised 49% of total revenues for the quarter as compared to 70% a year ago.
o	Total metric tons sold increased by 12% to 45,060 metric tons.
o	Average selling prices for coke products increased by 6%.
•	Gross margin decreased to 32.5% as compared to 35.7%, due to higher average prices of raw coal purchased in the open market driven by supply shortages.
•	Income from operations increased 78.7% to $6,478,405 compared to $3,624,739.
•	Pre-tax income, including the change in fair value of warrants, decreased to $9,785,097 as compared to $16,430,766. (1)
•	Net income, including the change in fair value of warrants, was $8,308,713, or $0.39 per diluted share as compared to $15,481,998, or $0.73 per diluted share. (1)
•	Excluding the change of fair value of warrants, net income increased by 106.4% to $5,288,991, or $0.25 per diluted share as compared to $2,562,323, or $0.12 per diluted share. (1)

(1)	Fair value of warrants for the three months ended September 30, 2011 and September 30, 2010 was $3,019,722 $12,919,675, respectively.

SinoCoking’s Chairman and CEO, Mr. Jianhua LV noted, “We started the first quarter of fiscal 2012 on a strong note with increases in revenue and operating income.  In response to market demand, we continued to optimize our product mix and took advantage of higher selling prices for coal products.  As a result, revenue generated from the sale of coal products increased to over 51% of total revenue as compared to only 30% one year earlier.

SinoCoking News Release	Page 2
November 9, 2011

“Our business continues to be impacted by several factors such as a) the mine consolidation process and mining moratorium in Henan, b) the acceleration of government-mandated closure of small-sized and less-efficient coking facilities, and c) the central government’s efforts to provide economic stimulus to maintain momentum and growth in domestic consumption.  We are working hard to minimize the effects of these factors and take advantage of opportunities that have been presented to us by executing our ambitious business plan which includes:

-
The completion of the construction of the new coking facility by 2011 year-end, which at full capacity is projected to produce up to 900,000 metric tons of coke and coke products annually and generate over $100 million in revenue and over $20 million in net income annually.  In addition, this new modern, state-of-the-art facility will help us:

o	Expand our product portfolio, by recapturing more coking by-products for refinement into useful industrial chemicals, and production of more high value-added chemical products
o	Achieve greater energy efficiency while also lessening any environmental impact
o	Generate power for our own use and/or sale
o	We also intend to produce purified coal gas at this plant to sell as a fuel source to local residents through the state-owned gas grid
-	The resumption of operations at full capacity for our Hongchang and Xingsheng mines; finalize the preparation work for the Shuangrui and Shunli coal mines to receive clearance to start production.
-	The acquisition of other coal mines to source raw materials.”

Discussing the new coking facility, Mr. Lv went on to say, “The construction of the facility continues and is scheduled to be completed by December 31, 2011, with production to begin shortly thereafter.  Thus far, we have completed the construction of the shallow foundation, an underground workshop and the furnace and chimney rack, and we expect to complete the building of furnaces and start installing equipment and machinery by the end of November.  Pictures of the construction of the facility are available on our website www.sinocokingchina.com.”

Regarding the status of mine operations Mr. Lv added, “In August, our Hongchang and Xingsheng mines received clearance from Henan Coal Seam Gas to resume operations. In September 2011, Hongchang mine halted operations to complete certain mine engineering work and safety upgrades, which have not been completed. Additionally, Henan Coal Seam Gas has applied with the appropriate provincial-level agencies to confirm these clearances; upon such confirmation, we expect both mines will be issued the licenses and permits necessary to resume operations at full capacity.  We expect this process to be completed by calendar 2011 year-end.  Additionally, Shuangrui and Shunli mines should receive clearance from Henan Coal Seam Gas to resume operations by calendar 2011 year-end as well, and then will apply with local authorities for the necessary licenses and permits.”

Mr. Sam Wu, SinoCoking’s Chief Financial Officer noted, “We continue to fund our business activities from cash flow from operations.  During the three months ended September 30, 2011, we used approximately $20.1 million to  purchase equipment and machinery, as well as for the construction of the new coking facilities and approximately $1.2 million for the land use rights to the land underlying our new coking plant.  Additionally, we have access to an aggregate of approximately RMB 360 million (approximately $55 million) under a medium-term loan, and the credit to issue approximately $14 million bank guaranteed notes under our Hongli and Hongchang affiliates, with the term of 50% cash deposit of the face value in advance.  We believe that cash flow from operations and our credit line are sufficient to complete our major business initiatives.”

SinoCoking News Release	Page 3
November 9, 2011

Conference Call
SinoCoking’s Chairman and CEO, Jianhua Lv, and CFO, Sam Wu, will host a conference call on Friday, November 11, 2011 at 10:00 am ET to discuss these results as well as recent corporate developments.

Interested parties may participate in the call by dialing: (201) 493-6744.  Please call in 10 minutes before the conference is scheduled to begin and ask for the SinoCoking call.  After opening remarks, there will be a question and answer period.  Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet.  To listen to the webcast, please go to www.sinocokingchina.com and then to the Presentations/Events page where the conference call is posted. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.  We suggest listeners use Microsoft Internet Explorer as their web browser.

About SinoCoking
SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangrui Coal Mining Co., Ltd., Baofeng Xingsheng Coal Mining Co., Ltd. and Baofeng Shunli Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement
This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

SinoCoking News Release	Page 4
November 9, 2011

Contact:
SinoCoking	Investor Relations Counsel:
Sam Wu, Chief Financial Officer	The Equity Group Inc.
+ 86-375-2882-999	Lena Cati
sinocoking@sina.com	lcati@equityny.com / (212) 836-9611
www.sinocokingchina.com	www.theequitygroup.com

#### ####

See Accompanying Tables

SinoCoking News Release	Page 5
November 9, 2011

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
	2011	2010
	(unaudited)	(unaudited)
REVENUE	$22,151,334	$13,008,462

COST OF REVENUE	14,947,457	8,364,109

GROSS PROFIT	7,203,877	4,644,353

OPERATING EXPENSES:
Selling	81,543	84,467
General and administrative	643,929	935,147
Total operating expenses	725,472	1,019,614

INCOME FROM OPERATIONS	6,478,405	3,624,739

OTHER INCOME (EXPENSE)
Finance income (expense), net	107,326	(56,950)
Other income (expense), net	179,644	(56,698)
Change in fair value of warrants	3,019,722	12,919,675
Total other income	3,306,692	12,806,027

INCOME BEFORE INCOME TAXES	9,785,097	16,430,766

PROVISION FOR INCOME TAXES	1,476,384	948,768

NET INCOME	8,308,713	15,481,998

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,188,744	1,146,299

COMPREHENSIVE INCOME	$9,497,457	$16,628,297

WEIGHTED AVERAGE NUMBER OF COMMON SHARE
Basic	21,090,948	20,871,192
Diluted	21,090,948	21,288,959

EARNINGS PER SHARE
Basic	$0.39	$.74
Diluted	$0.39	$.73

SinoCoking News Release	Page 6
November 9, 2011

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
ASSETS

	SEPTEMBER 30,	JUNE 30
	2011	2011
CURRENT ASSETS
Cash	$12,412,010	$26,266,687
Restricted cash	8,846,000	8,320,500
Accounts receivable, trade, net	12,386,707	8,489,272
Loans receivable	9,994,337	16,764,390
Notes receivable, trade	4,067,964	-
Other receivables	12,929,242	232,126
Inventories	5,539,090	3,010,926
Advances to suppliers	10,688,291	8,994,833
Advances to suppliers -related party	582,026	575,700
Total current assets	77,445,667	72,654,434
PLANT AND EQUIPMENT, net	16,925,992	17,157,542
CONSTRUCTION IN PROGRESS	34,010,565	23,204,544

OTHER ASSETS
Prepayments for land use rights	10,330,220	8,980,335
Prepayments for mine acquisitions	4,692,000	25,546,922
Prepayments for construction	17,853,677	8,134,736
Intangible - land use rights, net	1,924,059	1,919,987
Intangible - mineral rights, net	29,511,485	29,408,865
Long-term investments	2,783,920	2,753,660
Other assets	110,052	108,290
Total other assets	67,205,413	76,852,795
Total assets	$195,587,637	$189,869,315
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short term loans - bank	$5,004,800	$4,950,400
Accounts payable - trade	98,547	144,147
Other payables and accrued liabilities	865,918	1,426,285
Other payables - related party	579,400	455,768
Customer deposits	89,789	127,965
Taxes payable	1,908,056	2,856,671
Total current liabilities	8,546,510	9,961,236
LONG TERM LIABILITIES
Long term loans	56,304,000	55,692,000
Warrants liability	2,549,325	5,569,047
Total long term liabilities	58,853,325	61,261,047

Total liabilities	67,399,835	71,222,283
COMMITMENTS AND CONTINGENCIES
EQUITY
Common shares, $0.001 par value, 100,000,000 authorized,
21,090,948 and 21,090,948 issued and outstanding as of
September 30, 2011 and June 30, 2011, respectively	21,091	21,091
Additional paid-in capital	3,442,083	3,442,083
Statutory reserves	3,687,214	3,403,793
Retained earnings	106,073,598	98,004,993
Accumulated other comprehensive income	6,300,616	5,111,872
Total SinoCoking Coal and Coke Chemicals Industries, Inc's equity	119,524,602	109,983,832
NONCONTROLLING INTERESTS	8,663,200	8,663,200
Total equity	128,187,802	118,647,032
Total liabilities and equity	$195,587,637	$189,869,315